Exhibit 4.1

FIFTEENTH SUPPLEMENTAL INDENTURE

DATED AS OF MAY 10, 2023

BY AND AMONG

HEALTHPEAK OP, LLC

as Issuer,

HEALTHPEAK PROPERTIES, INC.

as Guarantor

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

SUPPLEMENTAL TO THE INDENTURE DATED AS OF NOVEMBER 19, 2012,

AS AMENDED AND RESTATED ON FEBRUARY 10, 2023

This FIFTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is made and entered into as of May 10, 2023 among Healthpeak OP, LLC., a Maryland limited liability company (the “Issuer”), Healthpeak Properties, Inc., a Maryland corporation (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Issuer (as successor to Healthpeak Properties, Inc. (formerly known as HCP, Inc.)) and the Trustee have executed and delivered an Indenture, dated as of November 19, 2012 (the “Original Base Indenture”) to provide for the future issuance of the Issuer’s senior debt securities (the “Securities”) to be issued from time to time in one or more series;

WHEREAS, the Issuer (as successor to Healthpeak Properties, Inc.) entered into the Thirteenth Supplemental Indenture, dated January 17, 2023 (the “Thirteenth Supplemental Indenture” and, together with the Original Base Indenture, the “Initial Notes Indenture”), in respect of its 5.250% Senior Notes due 2032 (the “Notes”) and issued $400,000,000 aggregate principal amount of Notes (the “Initial Notes”) on January 17, 2023 pursuant to the terms of the Initial Notes Indenture;

WHEREAS, on February 10, 2023, the Issuer, the Guarantor and the Trustee executed and delivered (i) the Fourteenth Supplemental Indenture, dated February 10, 2023 (the “Fourteenth Supplemental Indenture”) to the Original Base Indenture to, among other things, amend and restate the Original Base Indenture, have the Guarantor fully and unconditionally guarantee all existing and future Securities previously issued and to be issued under the Original Base Indenture, including the Initial Notes issued pursuant to the Initial Notes Indenture, and cure ambiguities in certain supplemental indentures to the Base Indenture, including the Thirteenth Supplemental Indenture, and (ii) an Amended and Restated Indenture, dated February 10, 2023, which amended and restated the Original Base Indenture (as so amended and restated and as may be amended, supplemented or otherwise modified from time to time, the “Base Indenture”);

WHEREAS, pursuant to the Fourteenth Supplemental Indenture, the Guarantor has fully and unconditionally guaranteed, on a senior unsecured basis as set out in Article XVI of the Base Indenture, the payment of principal, interest and certain other amounts on the Notes (the “Guarantee”);

WHEREAS, Section 16.03 of the Base Indenture provides that for all Securities issued after February 10, 2023 as to which the Issuer elects to issue such Securities with the benefit of a guarantee by the Guarantor, to evidence its guarantee set forth in Section 16.01 of the Base Indenture in respect of Securities of a series issued with the benefit of guarantees, a notation of such guarantee substantially in the form as shall be established in one or more indentures supplemental to the Base Indenture shall be endorsed by an officer of the Guarantor on each Security of that series authenticated and delivered by the Trustee;

WHEREAS, the Issuer desires to issue $350,000,000 aggregate principal amount of Notes (the “Additional Notes”) as a further issuance of the Notes pursuant to Section 2.3 of the Thirteenth Supplemental Indenture;

WHEREAS, the Issuer desires that the Additional Notes have the benefit of the Guarantee by the Guarantor such that the Additional Notes have the same terms as the Initial Notes; and

WHEREAS, in connection with the issuance of the Additional Notes, the Issuer, the Guarantor and the Trustee desire to enter into this Supplemental Indenture to set forth a form of notation of guarantee to be endorsed upon the Additional Notes.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

ARTICLE 1

AMENDMENT

Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Base Indenture.

Section 1.1.         The payment of principal, interest and certain other amounts on the Additional Notes is hereby fully and unconditionally guaranteed by the Guarantor on a senior unsecured basis as set out in Article XVI of the Base Indenture. With respect to any Additional Notes issued on or after May 10, 2023 (including any further issuance of the Notes pursuant to Section 2.3 of the Thirteenth Supplemental Indenture), the form of Note set forth on Exhibit A to the Thirteenth Supplemental Indenture shall include the form of notation of guarantee set forth on Exhibit A to this Supplemental Indenture.

Section 1.2.         Except as expressly provided in this Supplemental Indenture, to the extent that either the Thirteenth Supplemental Indenture or the Fourteenth Supplemental Indenture modifies the Base Indenture with respect to the Notes, such modifications will remain in full force and effect following the amendment provided for in Section 1.1 hereof.

ARTICLE 2

MISCELLANEOUS

Section 2.1.          The recitals herein contained are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 2.2.          This Supplemental Indenture shall be deemed to be a contract made under the law of the State of New York and for all purposes shall be governed by and construed in accordance with the law of said State.

Section 2.3.          In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.4.          This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature page follows]

IN WITNESS WHEREOF, the Issuer, the Guarantor and the Trustee have caused this Supplemental Indenture to be executed in their respective corporate names as of the date first above written.

HEALTHPEAK OP, LLC, as Issuer

By: HEALTHPEAK PROPERTIES, INC., its Managing Member

By:	/s/ Peter A. Scott
Name:	Peter A. Scott
Title:	Chief Financial Officer

HEALTHPEAK PROPERTIES, INC., as Guarantor

By:	/s/ Peter A. Scott
Name:	Peter A. Scott
Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Ann M. Dolezal
Name:	Ann M. Dolezal
Title:	Vice President

[Signature Page to Fifteenth Supplemental Indenture]

Exhibit A

Form of Notation of Guarantee

For value received, Healthpeak Properties, Inc., a Maryland corporation (hereinafter referred to as the “Guarantor,” which term includes any successor under the Indenture referred to below) hereby irrevocably and unconditionally guarantees on a senior basis, to the extent set forth in the Indenture and subject to the provisions in the indenture, dated as of November 19, 2012, between the Healthpeak OP, LLC (as successor to Healthpeak Properties, Inc. (formerly known as HCP, Inc.)), a Maryland limited liability company, and any of its successors and assigns (the “Issuer”) and The Bank of New York Mellon Trust Company, N.A. (the “Trustee,” which term includes any successor trustee under the Indenture (as defined below) with respect to the securities designated as the “5.250% Senior Notes due 2032” (herein called the “Notes”) of the Issuer) (as amended and restated by an amended and restated indenture, dated as of February 10, 2023, among the Issuer, and the Guarantor and the Trustee (as so amended and restated, the “Base Indenture”)), the Thirteenth Supplemental Indenture, dated as of January 17, 2023, between the Issuer and Trustee (the “Thirteenth Supplemental Indenture”), the Fourteenth Supplemental Indenture, dated as of February 10, 2023, among the Issuer, the Guarantor and the Trustee (the “Fourteenth Supplemental Indenture”) and the Fifteenth Supplemental Indenture, dated as of May 10, 2023, among the Issuer, the Guarantor and the Trustee (together with the Base Indenture, the Thirteenth Supplemental Indenture and the Fourteenth Supplemental Indenture, the “Indenture”), the prompt payment of principal, interest and certain other amounts on the Notes to which this notation is affixed and all other amounts due and payable under the Indenture and the Notes to which this notation is affixed by the Issuer. The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XVI of the Base Indenture and reference is hereby made to the Base Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

(Signature Page Follows)

HEALTHPEAK PROPERTIES, INC.

By:
Name:
Title: